Exhibit 10.8.1

February 10, 2000

John W. Boyd, Jr., President
B&R Employment Inc.
207 Lewis Lane
Hockessin, Delaware 19707

Re: Stratus Services Group, Inc.

Dear Jack:

We have agreed to the following amendment to the Debit-Equity Conversion Agreement dated November 4, 1999:

      1. Only $700,000 of the amounts owed by Stratus Services Group, Inc. to B&R Employment, Inc. will be converted to equity. The balance of the amount owed will remain debt and will be paid in full (including all accrued but unpaid interest) upon Stratus' receipt of the IPO proceeds, which is anticipated to be March 23, 2000. The payment will be made via wire transfer to the account you designate.

      2. You have agreed that the Debt-Equity Conversion Agreement shall be extended through and including March 31, 2000.

      3. All other terms and conditions, including incentives or other agreements with regard to the Debit-Equity Conversion, will remain in full force and effect.

Please indicate your acceptance to this agreement by signing where indicated below.

Very truly yours,


/s/ Joseph J. Raymond

Joseph J. Raymond

JJR:lcg

Accepted and agreed to this _____ day of February, 2000

B&R EMPLOYMENT, INC.


By: /s/ John W. Boyd, Jr.
   ----------------------
  JOHN W. BOYD, JR., President


/s/John W. Boyd, Jr.
--------------------
JOHN W. BOYD, JR., Individually